UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2003

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 N. Orange Ave., Suite 2185

Orlando, Florida 32801

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On October 29, 2003, Action Products International, Inc. and Allen Douglas Securities, Inc. terminated the Warrant Solicitation Agreement as previously reported by Action Products on Form 8-K filed on October 23, 2003. The Warrant Solicitation Agreement had authorized Allen Douglas Securities to act on a nonexclusive basis as solicitation agent for Action Products in connection with the exercise of Action Products’ public warrants. The public warrants were distributed on June 30, 2003 by Action Products to its shareholders of record on June 12, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

Date: October 30, 2003	By:	/s/ ROBERT L. BURROWS

Robert L. Burrows Chief Financial Officer